OF

                               SUPREME HOSPITALITY
                             Formerly Richwood Inc.
                           (Formerly Grubstake, Inc.)

ARTICLE I. MEETING OF STOCKHOLDERS

Section 1. Annual Meeting. The annual meeting of the stockholders of this corporation shall be held the first Thursday in March of each year or at such other time and place designated by the Board of Directors of the corporation.
Business transacted at the annual meeting shall include the election of directors of the corporation. If the designated day shall fall on a Sunday or legal holiday, then the meeting shall be held on the first business day thereafter.

Section 2. Special Meetings. Special meetings of the stockholders shall be held when directed by the President or the Board of Directors, or when requested in writing by the holders of not less than seventy-five percent(75% of all the shares entitled to vote at the meeting. A meeting requested by stockholders shall be called for a date not less than 10 nor more than 60 days after the request is made, unless the stockholders requesting the meeting designate a later date. The call for the meeting shall be issued by the Secretary, unless the President, Board of Directors, or stockholders requesting the meeting shall designate another person to do so.

Section 3. Place. Meetings of stockholders shall be held at the principal place of business of the corporation or at such other place as may be designated by the Board of Directors.

Section 4. Notice. Written notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than 10 nor more than 60 days before the meeting, either personally or by first class mail, by or at the direction of the President, the Secretary or the officer or persons calling the meeting to each stockholder of record entitled to vote at such meeting. If mailed or deposited with other carrier, such notice shall be deemed to be delivered when deposited in the United States mail or with other carrier, whichever applicable, addressed to the stockholder at his or her address as it appears on the stock transfer books of the corporation, with postage or deliver charge thereon prepaid. If this corporation has been chartered under state laws which allow for bearer shares, now or in the future, written notice, signed by an officer of the corporation or any other person designated by the Board of Directors to sign such notices shall be personally delivered to each bearer of shares personally or mailed by first class mail, postage pre-paid, or other carrier, to the address of said stockholder as it appears in the stock record book of the corporation, or if no such address appears, to the last known address of the last known holder of the bearer shares that does appear in any corporate records, said notice to be given not less than 10 nor more than 60 days prior to the meeting date. Anytime any notice whatever is required to be given under any Article of these By-Laws, and said notice for any reason is not given or received by the person(s) entitled to receive them, a waiver of notice in writing shall be signed by the person(s) entitled to the notice, and said waiver, whether signed before, after, or at the meeting itself, shall be deemed proper notice as described above.

Section 5. Notice of Adjourned Meeting. When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. If, however, after the adjournment, the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given as provided in this Article to each stockholder of record on the new record date entitled to vote at such meeting.

Section 6. Stockholder Quorum and Voting. A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders.

      If a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter all b the act the stockholders unless otherwise provided by law. The Secretary of s verify that all stockholders representing a majority of the outstanding shares of ownership are present and have presented to the Secretary, evidence of their ownership and rights to vote.

Section 7. Voting of Shares. Each outstanding share shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders.

Section 8. Proxies. A stockholder may vote either in person or by proxy executed in writing by the stockholder or his or her duly authorized attorney-in-fact. No proxy shall be valid after the duration of 11 months from the date thereof unless otherwise provided in the proxy. If this corporation has been chartered under state laws which allow for bearer shares, now or in the future, no proxy may be voted for bearer shares issued by the corporation. Only holders of bearer shares who actually attend a meeting will be counted toward numbers of stockholders required to constitute a quorum and permitted to cast votes. The secretary will verify that authorized shares are in possession of those attending the meetings who aren't shown by name in the corporate stock transfer books of the corporation, and which shares are reflected as "bearer shares". It will be the responsibility of said owners of bearer shares to keep the Secretary informed of the proper mailing address to which meeting notices should be sent.

Section 9. Action 1y Stockholders Without a Meeting. Any action required by law, these Bylaws, or the Articles of Incorporation of this corporation to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, as is provided by law.

ARTICLE II. DIRECTORS

Section 1. Function. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, the Board of Directors.

Section 2. Qualification. Directors need not be residents of this state and stockholders of this corporation.

Section 3. Compensation. The Stockholders shall have authority to fix the compensation of directors.

Section 4. Presumption of Assent. A director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless he votes against such action or abstains from voting in respect thereto because of an asserted conflict of interest.

Section 5. Number. This corporation shall have 1 to 9 directors.

Section 6. Election and Term. Each person named in the Articles of Incorporation as a member of the initial Board of Directors shall hold office until the annual meeting of stockholders, and until his or her successor shall have been elected and qualified or until his or her earlier resignation, removal from office or death.

At the annual meeting of stockholders and at each annual meeting thereafter the stockholders shall elect directors to hold office until the next succeeding annual meeting. Each director shall hold office for a term for which he is elected and until his or her successor shall have been elected and qualified or until his or her earlier resignation, removal from office or death.

Section 7. Vacancies. Any vacancy occurring in the Board of Directors, including any vacancy created by reason of an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall hold office only until the next election of directors by the stockholders.

Section 8. Removal of Directors. At a meeting of stockholders called expressly for that purpose, any director or the entire Board of Directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors.

Section 9. Quorum and Voting. A majority of the number of directors fixed by these bylaws shall constitute a quorum for the transaction of business. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 10. Executive and Other Committees. The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an executive committee and one or more other committees each of which, to the extent provided in such resolution shall have and may exercise all the authority of the Board of Directors, except as is provided by law.

Section 11. Place of Meeting. Regular and special meetings of the Board of Directors shall be held either within or without the State of Nevada.

Section 12. Time, Notice and Call of Meetings. Regular meetings of the Board of Directors shall be held without notice on the call of the President or the Vice-President. Written notice of the time and place of special meetings of the Board of Directors shall be given to each director by either FAX, personal delivery, telegram or cablegram at least two days before the meeting or by notice mailed or sent by other carrier to the director at least five days before the meeting.

Notice of a meeting of the Board of Directors need not be given to any director who signs a waiver of notice either before or after the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting and waiver of any and all objections to the place of the meeting, the time of the meeting, or the manner in which it has been called or convened, except when a director states, at the beginning of the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.

Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

A majority of the directors present, whether or not a quorum exists, may adjourn any meeting of the Board of Directors to another time and place. Notice of any such adjourned meeting shall be given to the directors who were not present at the time of the adjournment and, unless the time and place of the adjourned meeting are announced at the time of the adjournment, to the other directors.

     Meetings of the Board of Directors may be called by the chairman of the board, by the president or any officer of the corporation, or by any director.

     Members of the Board of Directors may participate in a meeting of such board by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

Section 13. Action Without a Meeting. Any action required to be taken at a meeting of the Board of Directors, or any action which may be taken at a meeting of the Board of Directors or a committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so to be taken, signed by all the directors, or all the members of the committee, as the case may be, is filed in the minutes of the proceedings of the board or of the committee. Such consent shall have the same effect as a unanimous vote.

ARTICLE III. OFFICERS

Section 1. Officers. The officers of this corporation shall consist of a president, a vice president, a secretary and a treasurer, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers and agents as may be deemed necessary may be elected or appointed by the Board of Directors from time to time. Any two or more offices may be held by the same person.

Section 2. Duties. The officers of this corporation shall have the following duties:


     The President shall be the chief executive officer of the corporation, shall have general and active management of the business and affairs of the corporation subject to the directions of the Board of Directors, and shall preside at all meetings of the stockholders and Board of Directors unless unavailable for any reason, in which case the Vice President shall preside.

     The Vice-President shall have all the powers of any officer whenever such officer is unavailable for any reason, to perform the duties of his or her office, and can act as the chief executive officer of the corporation, can have general and active management of the business and affairs of the corporation subject to the directions of the Board of Directors, and can preside at all meetings of the stockholders and Board of Directors whenever the president is unavailable for any reason.

     The Secretary shall have custody of, and maintain, all of the corporate records except the financial records; shall record the minutes of all meetings of the stockholders and Board of Directors, send all notices of all meetings and perform such other duties as may be prescribed by the Board of Directors, the President, or the Vice-President.

     The Treasurer shall have custody of all corporate funds and financial records, shall keep full and accurate accounts of receipts and disbursements and render accounts thereof at the annual meetings of stockholders and whenever else required by the Board of Directors, the President, or the Vice-President, and shall perform such other duties as may be prescribed by the Board of Directors, the President or the Vice-President.

Section 3. Removal of Officers. An officer or agent elected or appointed by the Board of Directors may be removed by the board whenever in its judgment the best interests of the corporation will be served thereby.

    Any vacancy in any office may be filled by the Board of Directors.

ARTICLE IV. STOCK CERTIFICATES

Section 1. Issuance. Every holder of shares in this corporation shall be entitled to have a certificate representing all shares to which he is entitled. No certificate shall be issued for any share until such share is fully paid.

Section 2. Form. Certificates representing shares in this corporation shall be signed by the President or Vice President and the Secretary or an Assistant Secretary and may be sealed with the seal of this corporation or a facsimile thereof.

Section 3. Transfer of Stock. The corporation shall register a stock certificate presented to it for transfer if the certificate is properly endorsed by the holder of record or by his or her duly authorized attorney. If this corporation has been chartered under state laws which allow for bearer shares, now or in the future, no transfer is required on the corporate stock transfer ledger for bearer share ownership unless specifically requested by the bearer who is in possession of the actual certificates, and who presents them to the Secretary for verification of their validity, at which time the address of the bearer will be entered into the stock transfer ledger.

Section 4. Lost, Stolen or Destroyed Certificates. If the stockholder shall claim to have lost or destroyed a certificate of shares issued by the corporation, a new certificate shall be issued upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed, and, at the discretion of the Board of Directors upon the deposit of a bond or other indemnity in such amount and with such sureties, if any, as the board may reasonably require.

ARTICLE V. BOOKS AND RECORDS.

Section 1. Books and Records. This corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its stockholders, Board of Directors and committees of directors.

     This corporation shall keep at its registered office or principal place of business a record of its stockholders, giving the names and addresses of all stockholders and the number of the shares held by each.

     Any books, records and minutes may be in written form or in any other form capable of being converted into written form within a reasonable time. Any person who shall have been a holder of record of shares or of voting trust certificates thereof at least six months immediately preceding his or her demand or shall be the holder of record of, or the holder of record of voting trust certificates for, at least seventy-five percent(75%) of the outstanding shares of the corporation, upon written demand stating the purpose thereof, shall have the right to examine, in person or by agent or attorney, at any reasonable time or times, for any proper purpose its relevant books and records of accounts, minutes and records of stockholders and to make extracts therefrom.

Section 3. Financial Information. Not later than four months after the close of each fiscal, year, this corporation shall prepare a balance sheet showing in reasonable detail the financial condition of the corporation as of the close of its fiscal year, and a profit and loss statement showing the results of the operations of the corporation during its fiscal year.

     Upon the written request of any stockholder or holder of voting trust certificates for shares of the corporation, the corporation shall mail to each stockholder or holder of voting trust certificates a copy of the most recent such balance sheet and profit and loss statement.

     The balance sheets and profit and loss statements shall be filed in the registered office of the corporation in the State of Nevada or in the principle office, shall be kept for a least five years, and shall be subject to inspection during business hours by any stockholder or holder of voting trust certificates, in person or by agent.

Section 2. Stockholders' Inspection

ARTICLE VI. DIVIDENDS

     The Board of Directors of this corporation may from time to time, declare and the corporation may pay dividends on its shares in cash, property or its own shares, except when the corporation is insolvent or when the payment thereof would render the corporation insolvent, however nothing in this Article shall be construed to prevent the corporation from borrowing sufficient funds with which to pay dividends in cash, subject to the provisions of the Statutes of the State of Nevada.

ARTICLE VII. INDEMNIFICATION OF OFFICERS.
-----------------------------------------

     The corporation shall indemnify any and all of its directors or officers or former directors or officers or any person who may have served at its request as director or officer of another corporation in which it owns shares of capital stock or of which it is a creditor against expenses actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they, or any of them, are made parties, or a party by reason of being or having been directors or officers or a director or officer of the corporation, or such other corporation, except, in relation to matters as to which any such director or officer or former director or officer or person shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct, in the performance of duty. Such indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled, under By-law, agreement, vote of stockholders or otherwise.

ARTICLE VIII. CORPORATE SEAL.

The Board of Directors shall provide a corporate seal which shall be in circular form.

ARTICLE IX. AMENDMENT.

These By-Laws may be altered, amended or repealed, and new By-Laws may be adopted, by a majority vote of the stockholders at any annual meeting or at any special meeting called for that purpose. The Board of Directors may amend or adopt additional By-Laws, but shall not alter or repeal any By-Laws adopted by the stockholders of the corporation.

ARTICLE X. TRUSTEE POWERS.

This Corporation may act as trustee for any legal entity or for holding real estate, as long as it does not act in violation of any law and is not used for the holding of public funds or in violation of any Federal or State Securities Laws.


CERTIFIED TO BE THE BY-LAWS OF SUPREME HOSPITALITY (FORMERLY RICHWOOD, INC.) (FORMERLY GRUBSTAKE, INC.)


CERTIFICATE

SUPREME HOSPITALITY
Formerly Richwood Inc.
Formerly Grubstake, Inc.


By              , Secretary
   -------------

   Anne Angell

                      RESOLUTION OF THE BOARD OF DIRECTORS

                                       OF

                               SUPREME HOSPITALITY
                              A Nevada Corporation

WHEREAS, the corporation recognizes its need for a custodian to keep and maintain the stockledger

BE IT RESOLVED, THAT Larry Lang is hereby appointed as custodian of the stockledger of this corporation.

The address of the custodian of the stockledger is:

41919 Skywood Dr.
-----------------

Temecula, CA 92591-1877
-----------------------

Dated as of April 17, 2000.

Larry W. Lang,

                   Agreement for the Exchange of Common Stock


THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "1933 ACT")- NOR REGISTERED UNDER ANY STATE SECURITIES LAW. AND ARE "RESTRICTED SECURITIES" AS THAT TERM IS DEFINED IN RULE 144 UNDER THE 1933 ACT. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT. THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.

AGREEMENT FOR THE EXCHANGE OF COMMON STOCK

         AGREEMENT made this 30day of April. 2000, by and between, SUPREME HOSPITALITY a Nevada corporation (the "ISSUER") and the individuals listed in Exhibit A attached hereto, (the "SHAREHOLDERS"), which SHAREHOLDERS own all of the issued and outstanding shares of Temecula Valley Inn, Inc. a Nevada-corporation ("PRIVATE-COMPANY").

         In consideration of the mutual promises, covenants, and representations contained herein, and other good and valuable consideration.

         THE PARTIES HERETO AGREE AS FOLLOWS:

         1. EXCHANGE OF SECURITIES. The ISSUER has 1,000 000 shares outstanding Subject to the terms and conditions of this Agreement, the ISSUER agrees to issue to SHAREHOLDERS, 9 000,000 shares of the common stock of ISSUER. $0.0001 par value from its treasury so as the amount of shares then issued would be equal to 90% of the combined total of 10,000,000 outstanding shams (the "Shares"), in exchange for 100% of the issued and outstanding shares of the PRIVATE COMPANY, such that the PRIVATE COMPANY shall become a wholly owned subsidiary of the ISSUER

         2. REPRESENTATIONS AND WARRANTIES ISSUER represents anti warrants to SHAREHOLDERS and the PRIVATE COMPANY the following:

                  i.  Organization  ISSUER  is  a  corporation  duly  organized, validly existing, and in good standing under the laws of the State of Nevada, and has all necessary corporate powers to own properties and carry on a business, and is duly qualified to do business and is in good standing in the State of Nevada. All actions taken by the Incorporators, directors and shareholders of ISSUER have been valid and in accordance with the laws of the State of Nevada.

                  ii. Capital. The authorized capital stock of ISSUER consists of 50,000,000 shares of common stock. $0.0001 par value, of which 1,000,000 are issued and outstanding and 1,000,000 preferred shares at $0.0001 par value. All of the outstanding shares were fully paid and non assessable, free of liens, encumbrances, options, restrictions and legal or equitable rights of others not a party to this Agreement At closing, there will be no outstanding subscriptions, options, rights, warrants, convertible securities. or other agreements or commitments obligating ISSUER to issue or to transfer from treasury any additional shares of its capital stock. All of the shareholders of ISSUER have valid title to such shares and acquired their shares in a lawful transaction and in accordance with the laws of the State of Nevada.

                  iii. Financial Statements. Annexed hereto as Exhibit B to this Agreement are the audited financial statements of ISSUER as of April
         30, 2000. The financial statements have been prepared in accordance with generally accepted accounting principles consistently followed by ISSUER throughout the periods indicated, and fairly present the financial position of ISSUER as of the date of the balance sheet in the financial statements, and the results of its operations for the periods indicated.

                  iv. Absence of Changes. Since the date of the financial statements, there has not been any change in the financial condition or operations of ISSUER except changes in the ordinary course of business, which changes have not in the aggregate been materially adverse.


 AGREEMENT FOR THE EXCHANGE OF COMMON STOCK   Page 1

                  v. Assets and Liabilities. ISSUER does not have any debt, liability, or obligation or any nature, whether accrued, absolute, contingent, or otherwise, and whether due or to become due, that is not reflected on the ISSUERS' financial statement- ISSUER is not aware of any pending, threatened or asserted claims, lawsuits or contingencies involving ISSUER or its common stock There is no dispute of any kind between ISSUER and any third party, and no such dispute will exist at the closing of this Agreement- ISSUER has no assets. At closing. ISSUER will be free from any and all liabilities, liens, claims and/or commitments and will continue to have no assets.

                  vi. Ability to Carry Out Obligations. ISSUER has the right power, and authority to enter into and perform its obligations under thus Agreement. The execution and delivery of this Agreement by ISSUER and the performance by ISSUER of its obligations hereunder will not cause, constitute with or result in (a) any breach or violation or any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, bylaw, or other agreement or instrument to which ISSUER or its shareholders are a party, or by which they may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would cause ISSUER to be liable to any party, or (c) an event that would result in the creation or imposition or any lien, charge or encumbrance on any asset of ISSUER or upon the securities of ISSUER to be acquired by SHAREHOLDERS.

                  vii. Full Disclosure. None of representations and warranties made by the ISSUER, or in any certificate or memorandum famished or to be furnished by the ISSUER, contains or will contain any untrue statement of a material fact, or omit any material fact the omission of which would be misleading.

                  viii. Contract and Leases. ISSUER is not currently carrying on any business and is not a party to any contract, agreement or lease. No person holds a power of attorney from ISSUER.

                  ix. Compliance with Laws. ISSUER has complied with, and is not in violation of any federal, state. or local statute, law, and/or regulation pertaining to ISSUER. ISSUER has complied with all federal and state securities laws in connection with the issuance, sale and distribution of its securities.

                  x. Litigation. ISSUER is not (and has not been) a party to any suit, action, arbitration, or legal, administrative. or other proceeding, or pending governmental investigation. To the best knowledge of the ISSUER, there is no basis for any such action or proceeding and no such action or proceeding is threatened against ISSUER and ISSUER is not subject to or in default with respect to any order, writ, injunction, or decree of any federal. state, local, or foreign court, department, agency, or instrumentality.

                  xi.  Conduct of Business.  Prior to the closing,  ISSUER shall conduct its business in the normal course, and shall not (1) sell, pledge, or assign any assets (2) amend its Articles of Incorporation or Bylaws, (3) declare dividends, redeem or sell stock or other securities, (4) incur any liabilities, (5) acquire or dispose of any assets, enter into any contract, guarantee obligations of any third party, or (6) enter into any other transaction.

                  xii. Documents. All minutes, consents or other documents pertaining to ISSUER to be delivered at closing shall be valid and in accordance with the laws of the State of Nevada.

                  xiii. Title. The Shares to be issued to SHAREHOLDERS will be, at closing, free and clear of all liens. security interests, pledges, charges, and claims of any kind. None of such Shares are or will be subject to any voting trust or agreement. No person holds or has the right to receive any proxy or similar instrument with respect to such shares, except as provided in this Agreement, the ISSUER is not a party to any agreement which offers or grants to any person the right to purchase or acquire any of the securities to be issued to SHAREHOLDERS. There is no applicable local, state or federal law, rule, regulation. or decree which would, as a result of the issuance of the Shares to SHAREHOLDERS, impair, restrict or delay SHAREHOLDERS' voting rights with respect to the Shares.

         3. SHAREHOLDERS and PRIVATE COMPANY represent and warrant to ISSUER the following:

                  i. Organization. of Temecula Valley Inn. Inc. is a corporation ("PRIVATE COMPANY") duly organized, validly existing, and in good standing under the laws of the state of Nevada, has all necessary corporate powers to own properties and carry on a business, and is duly qualified to do business and is in

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         good  standing  with die  state of  Nevada.  All  actions  taken by the
         Incorporators, directors and shareholders of the PRIVATE COMPANY have been valid and in accordance with the laws of the state of Nevada.

                  ii. Shareholders and Issued Stock. Exhibit A annexed hereto sets forth the names and share holding of 100(degree)!a of PRIVATE COMPANY shareholders.

                  iii. Counsel. SHAREHOLDERS and the PRIVATE COMPANY represent and warrant prior to closing, that they are represented by independent counsel or have had the opportunity to retain independent counsel to represent them in this transaction.

         4. INVESTMENT INTENT. SHAREHOLDERS agree that the Shares being issued pursuant to this Agreement may be sold, pledged. assigned, hypothecate or otherwise transferred, with or without consideration (a "Transfer"), only pursuant to an effective registration statement under the Act, or pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of ISSUER SHAREHOLDERS agrees, prior to any Transfer. to give written notice to ISSUER expressing his desire to effect the transfer and describing the proposed transfer.

         CLOSING. The closing of this transaction shall take place via telephone. Unless the closing of this transaction takes place on or before forty-five days from the signing of this agreement, then either party may terminate this Agreement.

         6. DOCUMENTS TO BE DELIVERED AT CLOSING.

                   i. By the ISSUER:

                  (1) Board of Directors Minutes authorizing the issuance of a certificates) for 9,000,000 Shares, registered in the names of the SHAREHOLDERS equal to their pro-rata holdings in the PRIVATE COMPANY.

                  (2) The resignation of all officers of ISSUER.

                  (3) A Board of Directors resolution appointing such person as SHAREHOLDERS designate as a director(s) of ISSUER

                  (4) The resignation of all the directors of ISSUER except that of SHAREHOLDERS' designee(s), dated subsequent to the resolution described in 3, above.

                  (5) Audited financial statements of ISSUER, which shall include a balance sheet and statements of operations, stockholders equity and cash flows for the twelve month period then ended.

                  (6) All of the business and corporate records of ISSUER, including but not limited to correspondence files. bank statements, checkbooks, savings account books, minutes of shareholder and directors meetings, financial statements, shareholder listings, stock transfer records, agreements and contracts.

                  ii. By SHAREHOLDERS AND PRIVATE COMPANY

                  (1) Delivery to the ISSUER, or to its Transfer Agent, the certificates representing 100(degree)!0 of the issued and outstanding stock of the PRIVATE COMPANY.

                  (2) Consents signed by all the shareholders of the PRIVATE COMPANY consenting to the terms of this Agreement

         7. REMEDIES. Any controversy or claim arising out of; or relating to, this Agreement. or the making, performance. or interpretation thereof, shall be settled by arbitration in the state of Nevada in accordance with the Rules of the American Arbitration Association then existing, and judgment on the arbitration award may be entered in any court having jurisdiction over the subject matter of the controversy.


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         8. MISCELLANEOUS.


                  i. Captions and Headings. The Article and paragraph headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

                  ii. No oral Change. This Agreement and any provision hereof, may not be waived, changed, modified. or discharged orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.

                  iii. Non Waiver. Except as otherwise expressly provided herein, no waiver of any covenant. condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (1) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants. or conditions, (2) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition, or provision hereof shall not be deemed a waiver of such breach or failure, and (3) no waiver by any party of one breach by another party shall be construed as a waiver with respect to any other or subsequent breach.

                  iv. Time of Essence. Time is of the essence of this Agreement and of each and every provision hereof.

                  v. Entire Agreement. Thus Agreement contains the entire Agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings.

                  vi.    Counterparts.    This   Agreement   may   be   executed
         simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument

                  vii. Notices. All notices. requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given. or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed. And by fax, as follows:

         ISSUER: with principal address at 816 Congress Avenue, Suite 1100, Austin, Texas 78701 PRIVATE COMPANY: Temecula Valley Inn, Inc., 27660 Jefferson Avenue, Temecula, CA 9259() IN WITNESS WHEREOF, the undersigned has executed this Agreement this 30 day of April, 2000.

         TEMECULA VALLEY INN, INC.               SUPREME HOSPITALITY

         Signed by                               Signed by
         Larry W. Lang                           Larry Lang W. Lang, President

                     TEMECULA VALLEY INN, INC. SHAREHOLDERS

         Signed by                               Signed by
         Larry W. Lang                           Diana Lang
         Signed by                               Signed by
         Lloyd Janeway                           Glenda Janeway

          Signed by
          Louise D


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